UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒                                 Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Media Contact:	Investor Contacts:
Mary Ellen Keating	Joseph J. Lombardi
Senior Vice President	Chief Financial Officer
Corporate Communications	Barnes & Noble, Inc.
Barnes & Noble, Inc.	(212) 633-3215
(212) 633-3323	jlombardi@bn.com
mkeating@bn.com
Andy Milevoj
Director of Investor Relations
Barnes & Noble, Inc.
(212) 633-3489
amilevoj@bn.com

PROXY GOVERNANCE RECOMMENDS IN FAVOR OF BARNES & NOBLE’S DIRECTORS AND SUPPORTS COMPANY’S SHAREHOLDER RIGHTS PLAN

Joins Glass Lewis and Egan-Jones as Third of Four Major Proxy Advisory Firms to Support Company

New York, NY (September 20, 2010)—Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today issued the following statement regarding the report of PROXY Governance, Inc. on the proposals by Ronald Burkle, and his investment vehicle The Yucaipa Companies, to nominate himself and two other hand-picked board nominees and weaken the Company’s Shareholder Rights Plan.

The Company stated: “PROXY Governance clearly concluded that the Company’s nominees are best suited to most effectively represent the interests of Barnes & Noble shareholders. The Company’s three highly qualified nominees, including the Company’s founder and largest shareholder and two new independent directors, offer the right combination of experience, independence and strategic vision for the Company. In contrast, Yucaipa’s handpicked board nominees have offered no concrete idea, plan or strategy to build value for Barnes & Noble’s shareholders.”

In its analysis, PROXY Governance stated that:

•

“To its credit, B&N carried out a thoughtful director search process, which has resulted in its slate including two high caliber candidates: Dave Golden and David Wilson. Each offers relevant industry knowledge, experience in strategic reviews and turnaround, and, particularly in the case of Golden, demonstrated ability to challenge his colleagues.” (PROXY Governance Report, September 20, 2010, page 9)

•	“Despite the many issues raised in this proxy contest, we believe the most critical issue for public shareholders on a going forward basis – particularly given that the company is considering

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September 20, 2010

a sale process – is ensuring that the board includes qualified, highly credible independent directors. We believe this is best offered through the election of the two new nominees on the management slate: Dave Golden and David Wilson.” (PROXY Governance Report, September 20, 2010, page 9)

•

“We believe [Golden’s and Wilson’s] election will improve independent oversight and allow the board to more effectively focus its time and resources on ways to maximize shareholder value.” (PROXY Governance Report, September 20, 2010, page 9)

•	“…we support [Len Riggio’s] continued service on the board…” (PROXY Governance Report, September 20, 2010, page 9)

Commenting on PROXY Governance’s support for Barnes & Noble’s Shareholder Rights Plan, the Company stated: “In supporting the Company’s Shareholder Rights Plan, PROXY Governance joins two of the three other leading proxy advisory firms, as well as the Delaware Chancery Court, in its conclusion that Barnes & Noble’s Shareholder Rights Plan is a reasonable protection for shareholders against the threat that Yucaipa and Aletheia could form a control bloc without paying a premium to shareholders. We strongly urge Barnes & Noble shareholders to vote against Mr. Burkle’s proposal to weaken the Shareholder Rights Plan.”

In its analysis, PROXY Governance stated that:

•	“We believe that the board acted reasonably in its adoption of the pill.” (PROXY Governance Report, September 20, 2010, page 10)

The Barnes & Noble Board of Directors recommends that shareholders vote the WHITE proxy card FOR Barnes & Noble’s three highly qualified nominees and AGAINST a precatory shareholder proposal submitted by Ronald Burkle’s investment vehicle, The Yucaipa Companies, to amend the Company’s Shareholder Rights Plan. Barnes & Noble strongly urges shareholders to discard any gold proxy card sent by Mr. Burkle or Yucaipa.

Important Information and Certain Information Regarding Participants

On August 25, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2010 Annual Meeting and has mailed the definitive proxy statement to its stockholders. The definitive proxy statement contains information regarding the names, affiliations and interests of Barnes & Noble’s directors, its director nominees and certain of its officers that may be deemed, along with Barnes & Noble, to be participants in the solicitation of Barnes & Noble’s stockholders in connection with its 2010 Annual Meeting. Security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Security holders may obtain a free copy of the definitive proxy statement and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov, at Barnes & Noble’s website at www.barnesandnobleinc.com and from Barnes & Noble by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.

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September 20, 2010

Safe Harbor

This communication contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.

Permission to use quotes neither sought nor obtained.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller and a Fortune 500 company, operates 717 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 633 college bookstores serving nearly 4 million students and faculty members at colleges and universities across the United States. Barnes & Noble is the nation’s top bookseller brand for the seventh year in a row, as determined by a combination of the brand’s performance on familiarity, quality, and purchase intent; the top bookseller in quality for the second year in a row and the number two retailer in trust, according to the EquiTrend® Brand Study by Harris Interactive®. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web’s largest e-commerce sites, which also features more than one million titles in its eBookstore (www.bn.com/ebooks). Through Barnes & Noble’s NOOKTM eReading product offering, customers can buy and read eBooks on the widest range of platforms, including NOOK eBook Readers, devices from partner companies, and hundreds of the most popular mobile and computing devices using free NOOK software.

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General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

NOOK™, NOOKstudy™, LendMe™, Read In Store™, More In Store™ and Lifetime Library™ are trademarks of Barnes & Noble, Inc.

Other trademarks referenced in this release are the property of their respective owners.

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